ANTON & CHIA

CERTIFIED PUBLIC ACCOUNTANTS

December 15, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE: eBullion, Inc.
File No. 000-55523

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated December 15, 2016 of eBullion, Inc. ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP